AMENDMENT NUMBER THREE TO ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES FIXED PRICE CONTRACT

Delta-T Corporation, a Virginia corporation (“Delta-T”) and NEDAK Ethanol, LLC, a Nebraska limited liability company (“NEDAK”) agree to amend the EPC Contract (as hereinafter defined).

AMENDMENT RECITALS

A. Delta-T and NEDAK entered into an Engineering, Procurement and Construction Services Fixed Price Contract dated August 9, 2006, and since that time have agreed to certain changes and amendments to such contract in documents alternatively entitled “Amendment,” “Contract Change Request,” “Letter of Commitment and Intent,” “Second Letter of Commitment and Intent,” together with other documents mutually reflecting the parties’ agreements to make changes to the original contract agreement. Collectively the original August 9, 2006 contract, including all agreed changes or alterations thereto as heretofore referenced shall be referred to as the “EPC Contract.”

B. In 2008, Bateman and Litwin NV (“Guarantor”) executed an agreement entitled “Guarantee” with regard to the prompt and complete performance by Delta-T of all of the terms and conditions of the EPC Contract.

C. Delta-T caused two separate letters of credit to be issued. The first letter of credit is designated #S1-1062-New York (“LOC 1062”) dated April 10, 2008. The second letter of credit is designated #S1-1067-New York (“LOC 1067”) originally issued May 9, 2008 in the amount of $5,500,000 million. The beneficiary of LOC 1062 was AgCountry Farm Credit Services, ACA (“AgCountry”). The beneficiary of LOC 1067 is NEDAK.

D. In April 2008, NEDAK executed a promissory note in the face amount of $5,000,000 in favor of Delta-T, secured by a Deed of Trust on NEDAK real property and improvements, which note has been amended and restated in October, 2008, and partially paid and/or reduced in the amount owed thereafter. Collectively such promissory note, all amendments thereto and payments and/or credits against such note shall be referred to as the “Promissory Note.”

E. NEDAK and Delta-T currently have a list of “punchlist” items of work attached hereto as Exhibit A. Certain punchlist items and work are separated from the complete and unabridged listing of punchlist work and shall be hereinafter referred to as “Excepted Punchlist Work” and delineated in Exhibit B hereto, which shall include certain presently existing urgent work, the record documents, and all work relating or pertaining to the CO2 scrubber, and RTO stack emissions issues.

F. In June 2009 AgCountry drew LOC 1062 and presently retains the net proceeds therefrom, in the amount of $3,995,000 (“LOC 1062 Net Proceeds”).

AMENDMENT NO. 3 - PAGE 1

G. On June 25, 2009, Delta-T commenced certain legal action against NEDAK and AgCountry in the District Court of Douglas County, Nebraska (the “Litigation”), and obtained a temporary restraining order in which the court temporarily restrained NEDAK and AgCountry from delivering any documents or taking other steps necessary to draw upon LOC 1067 (the “TRO”).

H. Prior to the events set forth in recital “G” above, NEDAK asserted liquidated damages against Delta-T (“NEDAK Liquidated Damages”).

I. NEDAK also believes that it possesses numerous claims and causes of action against Delta-T and Guarantor arising in contract, tort, and for asserted violations of various Nebraska statutes, which have accrued prior to the date of this Amendment No. 3 (collectively “NEDAK Claims”).

The parties hereto hereby agree that the EPC Contract shall be amended in the following respects, and the Litigation shall be resolved, all as hereinafter set forth.

1.           Emissions Equipment.

(a) The plant emissions related equipment includes a CO2 scrubber and RTO stack (“Emissions Equipment,” see Exhibit B). The plant must meet the state of Nebraska Department of Environmental Quality (“NDEQ”) standards and specifications for various emissions, and as set forth in the air permit issued by NDEQ, including without limitation “HAP” and “VOC” (collectively “NDEQ Standards”). The parties agree to operate the plant in accordance with Delta-T operational procedures during all emissions testing.

(b) Delta-T and NEDAK shall promptly work cooperatively together to develop and implement changes, additions and/or alterations to the Emissions Equipment and operational procedures at the plant in order to meet the NDEQ Standards.

(c) Upon determination of an agreed upon plan of action, Delta-T shall promptly take any and all action necessary to make all design changes, alterations, modifications and/or additions to the plant Emissions Equipment in order to assure that all of the plant operations are in complete conformance with, and pass all NDEQ Standards and testing and meet all other criteria identified in Exhibit C within the time schedule set forth in Exhibit C hereto (hereinafter collectively “Remedial Emissions Work” Exhibit C hereto). Delta T shall be responsible for any and all costs associated with the Remedial Emissions Work including all testing of the emission work once it has been constructed.

2.            Letter of Credit #S1-1067 of $5,500,000.

(a)            Delta-T has caused the expiration date of LOC 1067 to be extended to no earlier than September 30, 2009 and in the amount of $5,500,000. Pursuant to this agreement, LOC 1067 shall be further extended as provided in paragraph 2(b) hereof.

AMENDMENT NO. 3 - PAGE 2

The parties have agreed on an interim basis to extend the hearing on the TRO to September 2, 2009

(b)            Upon consummation and completion of the full execution of this agreement, on or before September 21, 2009, Delta-T shall cause LOC 1067 to be further extended to June 30, 2010 to provide complete security as set forth in this Amendment for timely completion of all Delta-T obligations undertaken in this amendment, including without limitation those relating to Emissions Work, Release of Delta-T Lien claims, and Warranty Work which initially shall be in the amount of $5,500,000 (“Extended LOC”). The Extended LOC shall meet the standards enumerated in paragraph 2(g). The failure by Delta-T to timely and fully obtain such extended LOC shall cause this entire Amendment No. 3 to become null and void, including without limitation that LOC 1067 shall have the same status as it did prior to the execution of this Amendment. The Extended LOC shall contain conditions to draw (“LOC 1067 Conditions”). The LOC 1067 Conditions shall be as hereinafter set forth in sections (c), (d), (e), (f) and (g), and shall be incorporated into the Extended LOC as conditions for drawing on such LOC.

(c)            (i) The first condition under which LOC 1067 may be drawn by NEDAK is upon presentation of a certificate to the confirming bank that liens have been filed against the improved real property of NEDAK by Delta-T and/or any of its subcontractors, suppliers, equipment makers, materialmen, unions/pension trusts, professional services providers or any other person or entity claiming to have a lien against the property (hereinafter all collectively “Delta-T Lien Claims”) and ten (10) business days have elapsed since the delivery to Delta-T of notice of a Delta-T Lien Claim and Delta-T has not caused the lien to be extinguished and released, see subsection (d), below.

(ii) Notwithstanding subsection. (i) above, and subsection 2(d), on or before September 2, 2009, Delta-T shall hand deliver in recordable form an original fully executed partial lien release in the total amount of the final contract between Delta-T and Quality Plus Services, Inc. (“QPS”), less no more than $1,500,000. By way of example but not limitation, if the total Delta-T/QPS contract is $14,000,000, then the QPS partial lien release shall be for no less than $12,500,000 ($14,000,000 - $1,500,000 — $12,500,000). The failure by Delta-T to timely deliver the QPS Partial Lien Release to Delta-T shall, at NEDAK’s sole option, cause this entire Amendment to become null and void, including without limitation that LOC 1067 shall have the same status as it did prior to the execution of this Amendment.

(iii) Effective commencing with the execution of this amendment number three, and upon receipt of recorded full and final lien releases from Delta-T, the principal amount of the Extended LOC shall be reduced by NEDAK presenting to the confirming bank a certificate that “full and final lien releases” and/or recorded “full and final satisfaction” of any existing liens have been issued to its satisfaction, provided however, that in no event shall the face amount of the Extended LOC be reduced to an amount less than

AMENDMENT NO. 3 - PAGE 3

$3,500,000 or in accordance with paragraph 2(e) and Exhibit C.A.3., notwithstanding that the Delta-T lien releases may have exceeded $2,000,000.

(d) Delta-T shall obtain and record full and final lien releases and/or satisfaction of any Delta-T Lien Claims within ten (10) business days of any such lien being recorded against the NEDAK property. NEDAK shall provide Delta-T ten (10) business days notice of any failure by Delta-T to obtain full lien releases of any Delta-T Lien Claims, and Delta-T shall within such time period cause the lien to be extinguished and released. If Delta-T fails to timely obtain and record full and final lien releases of any Delta-T Lien Claims, NEDAK (or AgCountry as its assignee) shall be permitted to draw upon the Extended LOC to satisfy and/or otherwise pay actual lien claimants, upon presentation of the certificate to the confirming bank showing the amount of such liens unsatisfied as of that date, or a certificate stating that an action to foreclose a lien claiming damages (including interest, costs and fees) in an amount no less than the amount of the draw has been instituted.

(e) The second condition under which the Extended LOC may be drawn by NEDAK (or AgCountry as its assignee) arises from the failure of Delta-T to completely, promptly and timely perform all of its obligations taken under paragraph 1, “Emissions Equipment” of this amendment, and all related Exhibits thereto. NEDAK shall provide Delta-T notice of any failure by Delta-T to perform its obligations taken under paragraph 1. If Delta-T fails to correct such deficiencies within ten (10) business days from the date of receipt of such notice, NEDAK (or AgCountry as its assignee) shall have the right to draw upon the Extended LOC to complete all such work and/or successfully pass all such standards and tests, and the requirements set forth in Exhibit C, upon presentation of a certificate by NEDAK stating that Delta-T has failed to comply with its obligations with respect to Emissions Equipment and/or the Remedial Emissions Work, and stating the amount it reasonably believes is required to complete such Remedial Emissions Work, which amount shall be no less than the amount of the draw, provided however that if the nature and extent of the Remedial Emissions Work reasonably requires more time than ten (10) days to accomplish, and Delta-T commences such work within such 10-day period, then Delta-T shall have such greater time to complete the work as is reasonably required, but in no event longer than thirty (30) calendar days from the date of notice by NEDAK, provided however, unless necessary equipment has been promptly ordered by Delta-T but requires more than thirty (30) days for delivery. If, but only if, Delta-T both finally and completely satisfies all terms, conditions and deadlines set forth in subparagraphs (b), (c), (d) and this subparagraph (e), then NEDAK shall submit to the confirming bank of the Extended LOC a certificate that the face amount of the Extended LOC shall be reduced to $500,000.

(f) (i) The third condition under which NEDAK (or AgCountry as its assignee) may draw on the Extended LOC concerns warranty work. If the Extended LOC is reduced to $500,000 as provided in paragraph 2(e), the Extended LOC shall be extended in the face amount of $500,000. The Extended LOC shall remain in the face

AMENDMENT NO. 3 - PAGE 4

amount of $500,000 through June 30, 2010. The Extended LOC shall remain in force only through June 30, 2010 not withstanding that some warranties may still exist after such date. All Exhibit B designated punchlist work and Exhibit C emissions related work has a one-year warranty period from the date of final completion of all such work. NEDAK (or AgCountry as its assignee) may draw upon the Extended LOC during such one-year period to pay for the correction and/or replacement of all work and materials supplied by Delta-T prior to June 30, 2009, after notice and failure to cure by Delta-T in accordance with (ii) below (“Warranty Work”). Work and materials performed by Delta- T after June 30, 2009 shall also be included within the definition of Warranty Work which shall extend for one year for that specific Warranty Work from the date such work and materials have been provided and performed at the plant, but shall not be secured by the Extended LOC after June 30, 2010. NEDAK shall provide Delta-T notice of any Warranty Work required to be accomplished during such one-year periods, and Delta-T shall promptly take any and all action to correct such Warranty Work within ten (10) business days of receiving notice from NEDAK, provided however that if the nature and extent of the Warranty Work reasonably requires more time than ten (10) days to accomplish, and Delta-T commences such work within such 10-day period, then Delta-T shall have such greater time to complete the work as is reasonably required. If Delta-T fails to timely and properly perform the Warranty Work within the time period parameters after receipt of notice, NEDAK (or AgCountry as it assignee) shall have the right to draw upon the Extended LOC, upon the presentation of the certificate to the confirming bank stating that the Warranty Work has not been completed in an amount no less than the amount drawn.

(ii) Within ten (10) business days of the receipt of the notice set forth in subparagraph (i) above, Delta-T may deliver to NEDAK written notice of any objection that the NEDAK requested Warranty Work does not in fact properly constitute Warranty Work (“Warranty Dispute”). Failure by Delta-T to timely provide such notice shall constitute acceptance by Delta-T that such work properly constitutes Warranty Work. Within ten (10) business days of the Delta-T written notice of Warranty Dispute, the parties shall submit such dispute to the manufacturer of the equipment or parts asserted to be subject to warranty, who shall act as the decision maker of the Warranty Dispute (“Arbitrator”). If for any reason the Arbitrator is unable or unwilling promptly to act to resolve the Warranty Dispute, the Warranty Dispute shall promptly be submitted to a large manufacturer of a substantially similar piece of equipment or part, who shall act as Arbitrator. By way of example but not limitation, if XYZ Pump Manufacturer supplied a pump which was the subject of a Warranty Dispute, if XYZ Pump Manufacturer for any reason could not promptly act as arbitrator, the Warranty Dispute would be submitted to a large and substantial manufacturer of a substantially similar pump to act as Arbitrator. The parties hereto agree to exert their best efforts to assure that any Warranty Dispute shall be resolved within thirty (30) days of issuance of notice bringing the Warranty Dispute into existence.

AMENDMENT NO. 3 - PAGE 5

(g) At all times, without any gap, LOC 1067 or the Extended LOC shall remain in full force and effect until the earlier of the date on which the full face amount of LOC 1067 or the Extended LOC has been drawn, or June 30, 2010 and confirmed upon a bank organized under the laws of the United States or a state and acceptable to NEDAK, which such acceptance shall not be reasonably withheld if such confirming bank is insured by the Federal Deposit Insurance Corporation. In the event that at any time for any reason, the Extended LOC is not in full force and effect as provided in the preceding sentence, NEDAK (or AgCountry as its assignee) may draw the full remaining face amount of the Extended LOC and retain the proceeds thereof as security for the obligations of Delta-T hereunder. Such draw may be via an “extend or pay” demand pursuant to Rule 3.09 of the International Standby Practices, 1998, known as “ISP98,” published by the International Chamber of Commerce, which may be submitted at any time prior to the expiration of the Extended LOC as then in effect.

    3.    Punchlist Work, Liquidated Damages and NEDAK Claims.

Except as provided for in paragraph 6, NEDAK shall relieve Delta-T of all responsibility, including Warranty, for all punchlist work described in Exhibit A hereto, except for those punchlist work items designated as “Excepted Punchlist Work” set forth in Exhibit B. Delta-T shall have no further responsibility to complete punchlist work not enumerated in Exhibit B, and conversely shall have full responsibility to timely and properly complete all Exhibit B Excepted Punchlist Work. Except as provided in paragraph 6, Delta-T shall have no further responsibility or liability for any NEDAK Liquidated Damages which might otherwise have been asserted by NEDAK against Delta-T. Except as provided in paragraph 6, NEDAK fully and finally releases the NEDAK Claims.

    4.  LOC 1062 Proceeds.

At the present time AgCountry possesses the LOC 1062 Net Proceeds, and either it or NEDAK maintain such possession. Delta-T shall have no further right, title or interest in any LOC 1062 Net Proceeds, except as provided in paragraph 6.

    5.   Promissory Note.

All parties hereto agree that the Promissory Note shall be extinguished and of no further force and effect, except as provided in paragraph 6. Within five (5) business days of execution of this Amendment No. 3, Delta-T shall take all appropriate action and shall execute all required documents reasonably necessary to complete and record a full reconveyance and/or cancellation of any deed of trust or other security instrument currently recorded against the real property and improvements of NEDAK.

AMENDMENT NO. 3 - PAGE 6

    6.  The Litigation and TRO.

(a) As part of the execution of this amendatory agreement, Delta-T shall promptly dismiss, partially with prejudice and partially without prejudice and without costs the Litigation and to dissolve the TRO, in form identical to Exhibit D attached hereto.

(b) Punchlist Work, NEDAK Liquidated Damages, NEDAK Claims, LOC 1062 proceeds, and the Promissory Note referenced in paragraphs 3, 4 and 5 of this amendatory agreement, and any Delta-T claim that NEDAK improperly or prematurely drew upon the Extended LOC, are hereby collectively defined as “New Causes of Action.” If, subsequent to the execution of this Amendment No. 3, either NEDAK or Delta-T commence any future action against the other party which asserts that the other party has violated any of the terms and conditions of this Amendment No. 3, any party may assert its own New Causes of Action against the other party in such dispute resolution process. If the fact finder finds in favor of any party arising from any such New Causes of Action, the fact finder may assess any damages or award it deems appropriate, notwithstanding any of the agreements, concessions, releases or compromises set forth in paragraphs 3, 4 and 5 of this amendatory agreement.

    7.    No Further Payments.

Except as specifically provided for herein, no further payments or transfers of funds shall be made by, to or from Delta-T and NEDAK.

     8.            Notice.

The purposes of this amendatory agreement, notice shall be deemed sufficient if provided to the following persons and/or entities by facsimile, email, hand delivery, or any form of express delivery:

To:                           Delta-T Corporation
Attn: Thomas R. McDaniel
323 Alexander Lee Parkway
Williamsburg, VA 23185
tmcdaniel@deltatcorp.com

And to:                  Richard Jeffries
Cline, Williams, Wright, Johnson & Oldfather, L.L.P.
One Pacific Place
1125 South 103rd Street, Suite 320
Omaha, NE 68124
rickjeffries@clinewilliams.com

AMENDMENT NO. 3 - PAGE 7

To:                          NEDAK Ethanol LLC
Attn: Jerome Fagerland
87590 Hillcrest Road
Atkinson, NE 68713
jfagerland@nedakethanol.com

And to:                  David W. Schiffrin
Schiffrin Olson Schlemlein & Hopkins, P.L.L.C.
1601 Fifth Avenue, Suite 2500
Seattle, WA 98101
dws@soslaw.com

    9.   Counterpart Signatures.

Each representative executing this agreement warrants and represents to all other parties that they possess full authorization and rights to execute this amendatory agreement on behalf the party they represent. This amendatory agreement may be executed in counterpart.

    10.   Limited Amendment.

Except as specifically set forth herein and modified or amended, all terms and conditions of the EPC Contract shall remain in full force and effect.

    11.   Notice to AgCountry.

NEDAK warrants and represents that AgCountry has been informed of and provided a copy of this settlement agreement and has raised no written objections or protests to the terms and conditions of this amendment.

    12.   Notice to Bateman.

Delta-T warrants and represents that Bateman has been informed of and provided a copy of this settlement agreement and has raised no objections or protests to the terms and conditions of this amendment.

DELTA-T CORPORATION	NEDAK ETHANOL, LLC
/s/ T.R. McDaniel T.R. McDaniel	/s/ Jerome Fagerland Jerome Fagerland
Its: President	Its: President

AMENDMENT NO. 3 - PAGE 8

NEDAK INTEGRATED PUNCH LIST
List #	Area	DTC Tag # / P&ID	Description	Comments	Confirmed Complete	Action	Nedak Cost Estimate	Delta T Cost Estimate
3	Boiler	Boiler	RO & Soft water piping is carbon steel, however, it should be stainless steel or PVC for corrosion protection.
Change Order #8 Jeff will finalize numbers. Jeff provided Change Order proposal for $20,174. Nedak requesting clarification that all work is included. Nedak is considering having piping installed as agreed to by C.O. #8.  Nedak will advise.
					Adjusted CO submitted	Complete	CO pending	CO pending
4	Boiler	Boiler	RO permeate piping, tanks, and pumps need to be corrosion resistant, not carbon steel as shown on PI-7301.	Change Order #8 Included with Item # 3.	Adjusted CO submitted	Complete	CO Pending	CO Pending
17	PI-3103	PI-3103	Repair Ferm Building siding that is damaged. This is to include all damaged siding for all buildings.	Chris taking pictures of damaged siding and broken doors Jeff Derby says that if there is damaged siding they will repair it		Complete	$ 6,000	$ 6,000
20	Grains	Grains	BH 445 - No way to get to the top to inspect-grease-repair motor, belt drive, fan bearings, or fan. Install small access type platform constructed off of the adjacent stairway to allow maintenance.
Matt Mills did a drawing for this platform. The last response from DTC was that the steel was on order and that it would be installed after start-up and that it would be bolt up to prevent from having to weld.  DTC suggested that JLG or forklift with manbasket could work.  Nedak was not receptive due to the frequent inspection and maintenance requirements per O&M Manual.  DTC will go back to Bratney for access platform. Price for platform is $13,000.  Delta-T to resolve with Bratney by 3.27.09  Delta-T agreed to provide platform.  Resolved pending installation of platform.
					Disputed by Nedak	Wanzak/QPS Handrail & Ladder, Consider grating	$ 5,000	$ 5,000

EXHIBIT A
Page 1of 17

NEDAK INTEGRATED PUNCH LIST

61	Grains DDG	PI-7701	no guards over the chain and gears on the door drive.
Guards have not been installed. Bratney says that it is Overhead Doors responsibility. Overhead Doors says it's not in their scope of work.  Previous DTC manager planned to do. DTC will install guards.  Resolved pending completion.
					Disputed by Nedak	Complete, Delta T to try to get OSHA Regulation reference	$ 500	$ 500
135	Ethanol Storage		Safe access to alcohol storage tanks; Need to install walkway to get from the top of the Alcohol storage area to the bottom of the alcohol storage area.	Walkway has not been completed. Supports installed but the rest of the work has not been completed. See Bob P. drawing for walkway	Disputed by Nedak	Complete; Nedak expressed a concern for slipping on supplied access panels	$ 5,000	$ 5,000
141	General		Bolts and Nuts - Need to have correct bolts and nuts installed	NEDAK is in the process of taking pictures and documenting which nut and bolts need to be changed for DTC; Wanzak to survey entire site, flag, and then repair.In Progress	Resolved pending completion	Complete; Nedak to provide Delta T with a proposed Bill of Matreial for spare bolts & nuts to be supplied to Nedak	$ 1,000	$ 1,000
751	General	General	Furnish outstanding Vendor Training	Still need RTO , Dryer, and ~~Chiller~~ training	Disputed by Nedak; Need additional RTO/Dryer/ Chiller training	Complete	$ 12,000	$ 12,000
861	Cooling Tower		Investigate and disposition discharge valves that are cracked.
DTC does not plan to replace defective valves. David hughes will investigate.  Valve supplier is not concerned.  Delta-t will provide one spare valve and letter from supplier. Resolve pending receipt of letter and valve.
					Disputed by Nedak	Complete	$ 5,000	$ 5,000
892	General		Close openings in buildings around pipe, conduit, cable tray, conveyors, etc	Buildings need to be closed to prevent freezing problems in the winter and to reduce bird and rodent problems 4 men / 30 days		Complete	$ 15,000	$ 15,000

EXHIBIT A
Page 2of 17

NEDAK INTEGRATED PUNCH LIST
946	Centrifuges	extend end of wet cake conveyor under centrifuges; DC-600 kicks out when running higher rates with the flow spread out evenly across all centrifuges
This item was previous agreed to by Don C. and Jeff Derby . Parts were previously stated to be ordered. DTC is investigating extension of conveyor (moving cable tray) or providing replacement tail section for conveyor.  Nedak stated either approach would be acceptable. Delta-T has offered a new spare tail section.  Nedak needs to send DTC email stating acceptance.  Resolved pending receipt of tail section..
				Disputed by NEDAK	Order - on Hold Tail section	$ 45,000	$ 45,000
1075		Platform for boiler make up air system
Previously agreed to by Nedak and Don Cain that there would be concrete poured and a portable ladder bought instead of installing a steel platform. DTC will include concrete if change order for containment concrete is issued.  DTC will not provide portable stairs.  Nedak will review. Include with concrete change order work. Resolved when Change Order is resolved.
				Previously Agreed	Plan to extend concrete	$ 5,000	$ 5,000
1200	RTO MCC	Install ~~rain culvert~~ berm to drain away from MCC south wall	Build berm Need info from Don Cain	Disputed by NEDAK	Complete; previously noted as completed (meeting of 6/24); recent rainstorm caused water to rise into MCC room floor but below switchgear mounting pad	$ 2,000	$ 2,000

EXHIBIT A
Page 3of 17

NEDAK INTEGRATED PUNCH LIST
1201	DD&E	The lockset is missing from the east MCC room door (DD&E MCC)	On order	Resolved Pending Completion	Delta T proposes to supply 10 door handles, and 10 door closers to Nedak	$ 3,000	$ 3,000
1208	Site wide	Install bollards around high volt vaults	HOLD FOR FINAL COUNT		Complete	$ 4,000	$ 4,000
1259		Add french drain for main process and dryer XFMR yards	~~Schedule after ground thaws~~	Disputed by Nedak	Complete; Nedak has concerns with RTO French Drain	$ 1,000	$ 1,000
1375		Permanently electric trace and insulate the level transmitters on the evaporators	QPS to add updates to I&I drawings; In Process		Complete; Nedak needs redline drawings	$ 200	$ 200	QPS
1376		Permanently electric trace and insulate the dp transmitter on the CO2 Scrubber	QPS to add updates to I&I drawings; In Process		Complete; Nedak needs redline drawings	$ 200	$ 200	QPS
1404	Boilerhouse	The equipment has not been installed as designed by Delta-T engineer (Matt Mills) to meet permit requirements for ph and temp control. Complete outfall system per design	Water blowdown needs to be below 90 deg F	Disputed by Delta T	Delta T requests copy of Permit specifying discharge temperature	$ 5,000	$ 5,000
1418	BOP	Wholestillage agitator is undersized for the size of the tank. This is evident with the buildup of solids in the bottom.	CIP entering whole stillage upsets centrifuges	Disputed by Delta T	Delta T requests documentation illustrating upsets	$ 15,000	$ 15,000
1444		2nd floor by the main fan discharge duct on the east side is a step thru hazard		Disputed by Nedak	Complete; Not Complete - opening around kickplate	$ 200	$ 200	QPS
1446	Dryer	2nd - floor inspection door incased with insulation and siding - will be a cut issue	Which area? More Specific, NEDAK respond			$ 500	$ 500	INI
1448		Homemade bolts on packing glands on screws	Top of Dryer Cyclones	Disputed by Delta T		$ 300	$ 300
1501	Boilerhouse	Boilers failed boiler inspection- Fix required before 30 days are up	Pressure switch has been istalled but dose not work. Jumpers are still on the boilers 3-10-09; The Makeup Air Unit in the boiler house was adjusted and the jumpers removed; Operating Manual delivered		Move Thermostat & verify Pressure Switch	$ 3,000	$ 3,000	QPS

EXHIBIT A
Page 4of 17

NEDAK INTEGRATED PUNCH LIST
1502	Grains	Grain Bin discharge drag needs to be replaced. All of the paddles have been bent twice.
DTC states it is still working, no need to replace. DTC will investigate replacement of chain with bent flights. Chain is now showing wear.  Delta-T will have Bratney review and Delta-T has agreed to replace chain.  Resolved pending delivery of new chain.
				Resolved pending delivery of chain		$ 27,000	$ 27,000
1514	Main Process	Vent fan has been run into and dented	Replace Hood?		Team Walkthru - Penetrations & Dents	$ 1,000	$ 1,000
1523	DDGS Building	Heater in Fire System Room for DDGS needs looked at. It has put a black stain on the wall			Complete	$ 100	$ 100
1531	Plant	Check Agitator Upper Bearings for Temperature; Agitators - need official lubrication SOP	Use Heat Gun to check the upper bearings. Bearings are supposed to be fully sealed and packed for life.; Bearing Temperatures have been monitored - no increase in temperature.		Pursue reason why grease fittings on replacement for Agitator on Ferm 1	$ 1,000	$ 1,000
1539	Grain Handling	Corn Bin Sweeps - shafts breaking			Jerry & Cliff	$ 500	$ 500
1546	Main Process	Flat bottom plastic tanks with no agitators for the enzymes presents problems with emptying contents, hot cip, and keeping enzymes from stratifying.
Delta-T added recirculation to the tank to help with preventing stratification.  Other issues were not addressed and deferred to determine if operational problems develop.  Put on Punch List as reminder.
				Disputed by Nedak	Complete CHA E-mail of 6/3	$ 60,000	$ 60,000
1547	Main Process	Install platform on top of TK-2201 for agitator repair work with a trolley beam to replace equipment.	With the known agitator failures at other plants and the recent agitator failure at Nedak, this issue needs to be addressed.	Disputed by Delta T		$ 3,000	$ 3,000
1548	Plant	Need to order some confine space signs to replace the ones removed from the tanks from the many insulation changes				$ 200	$ 200
1576		PC 7201 power head is leaking oil			Need Parts	$ 1,000	$ 1,000

EXHIBIT A
Page 5of 17

NEDAK INTEGRATED PUNCH LIST
1584	Seal Roof Above Control Room for leaks	Reference CHA E-mail of 5/31	Disputed by Nedak	Complete	$ 1,500	$ 1,500
1587	Need a chain actuator for V31205 3” yeast prop to ferm				$ 300	$ 300
1588	6” butterfly syrup valve to dryer needs valve plate to hold handle in place			On Order	$ 100	$ 100
1589	Explosion door replacement / repair for door that was sucked in on the flour leg			On Order	$ 500	$ 500
1590	The grating on the top of the tanks	Skid Strips installed	Disputed by Delta T	Complete, Nedak to review	$ 1,000	$ 100
1591	CIP line to top of Ferm 3 missing a support	check with Jerry on resolution	Disputed by Delta T	Complete	$ 500	$ 500
1601
The inside of Main Process needs to be finished. As in the 1st 10-12 foot of wall needs to have metal siding to prevent the insulation from being torn or messed up from spraying material (water, mash, acid, caustic)
		Consider White Vinyl Tape for repairs	Disputed by Nedak	Complete	$ 200	$ 200
1602	The inside of the MCC rooms needs to be finished out they are only roughly installed	Northeast Corner of MP MCC has sheetrock not installed	Disputed by Delta T		$ 200	$ 200
1605	The water that blows out the top of the CO2 scrubber has not been addressed yet.				$ 300,000	$ 10,000
1608
The speed switch low SSL-632 on DC-632 is not installed correctly. The encoder disk is attached to the tail shaft and then moves horizontally when the chain tension is adjusted on the tail shaft. The receiver is permanently fixed. ERGO when you adjust tension on the belt the speed switch low sensor stops working .
				Work in Progress	$ 500	$ 500
1611	Dryer Maxon valve - 640 Maxon valve needs to be cleaned to operate reliably, appears to be hanging up due to dirt	Mfg indicates the valve stem is self cleaning. Stroke several times to clean shaft.		Still Sticking - needs replacement	$ 2,000	$ 2,000
1612	Sensing line at the dryer burner has heat tape without insulation - please add that all heat tape to be covered with insulation			Complete	$ 500	$ 500

EXHIBIT A
Page 6of 17

NEDAK INTEGRATED PUNCH LIST
1613			Cooling Tower blowdown valve appears to be undersized - the existing control valve has been at 100% open for 24 hours and has not been able to control the conductivity to the set point.	Under Investigation; Temperature of Outfall	Disputed by Delta T	Ted sent Cliff email on 6.15.09 for sizing criteria	$ 4,000	$ 4,000
1614
Dryer quench water drain - the drain line off the bottom of the hot box was thought to be temporary.  If this is a permanent line, the quench water needs to be collected and sent to the waste water tank.
				Under Investigation	Disputed by Delta T	Quantity of water discharged from this connection can be controlled and evaporated, worst case	$ 25,000	$ 2,000
1614			Dryer steam header condensate - The condensate drain valve needs to be closed. Condensate Return Line subject to freezing.	Under Investigation	Disputed by Delta T
1615			PI-132 and PI-133 are damaged on the RTO burner manifold. The installed gauges are Miljoco brand that are both currently 0-60 inches H20. The data book calls for them to be 0-5 PSI, and 0-60 PSI	JK E-mail of 6/9		On Order, to be shipped to site. Nedak to provide additional two instruments to DT for Nestec to supply	$ 300	$ 300
2000	CO2 Scrubber	PI-3201	PI 32104 & 32105 have wrong range - gauges are psi, should be inches of water.	Quote $63.60 each			$ 200	$ 200
2002	DDE	PI-4101	Z-4103 broken site glasses				$ 500	$ 500
2003			Corn Dust collection system - dust to wrong conveyors; Reroute grain bin dust collection out of grain bins to keep bins from plugging. – Sept. 9, 2007		Disputed by Delta T		$ 60,000	$ 60,000
2007	RTO		West RTO poppet valve air leaking	One assembly appears to be leaking			$ 500	$ 500
2008	Dryer		Insulate all electric heat tracing - PT-52121,52122, 52123, 52124, 52111, 52114, 52166, actuator in duct to hotbox, others			Complete	$ 4,000	$ 4,000
2010	Dryer		Install cover plate on LB fitting below dryer burner control panel				$ 50	$ 50
2012	Boiler		Exterior lights on west side and south side of boiler building on during day time - install/replace sensor	Lights are manually operated per drawings; Circuit breaker 5&7	Disputed by Delta T	Complete; Consider installation of photocell.	$ 500	$ 500

EXHIBIT A
Page 7of 17

NEDAK INTEGRATED PUNCH LIST
2013	Site		Total Site Cleanup - misc. piles of debri throughout site, fuel storage tanks need to be removed. Need to start at top of each structure and work down.				$ 5,000	$ 5,000
2014	Tank Farm		Ethanol storage tank farm dike drain valve is leaking			Complete; Nedak in process of testing	$ 5,000	$ 500
2015	Dryer		FLXS-14 at outlet of recirc fan has tear on north side.				$ 1,000	$ 1,000	INI
2016	Dryer		Several ports on ductwork covered by insulation. Locations are marked on drawings in the control room and general location marked in the field with red marker. Make access port in the insulation.		Disputed by Delta T	INI to check with Jerry	$ 2,000	$ 2,000
2017	Dryer		Structural steel with monorail above vent panels is not installed per drawing 52261-SS-5206. Structural steel above vent panels at elevation 83 is not installed.		Disputed by Delta T		$ 30,000	$ 30,000
2019	CIP	PI-7602	CIP heater gasket has been replaced several times - need proper gasket material			Gaskets delivered to Nedak	$ 500	$ 500
2020			Shaft guard needed on DC-610 and others with exposed shafts - see Perry		Disputed by Delta T	QPS to get with Perry	$ 3,000	$ 3,000
2021	Dryer		Dryer combustion air duct has plastic plug in bottom of duct, needs to be metal to match duct due to temperatures exceeding 120F				$ 100	$ 100
2022	CO2 Scrubber		Provide installation of permanent chemical injection system for CO2 scrubber.	Mechanically Complete		Siemens Programming Required; Mechanically complete	$ 5,000	$ 5,000
2023	Centrifuges	PI-5101	V51120 is missing to drain level gauge	$24.00 each		Complete	$ 300	$ 300

EXHIBIT A
Page 8of 17

NEDAK INTEGRATED PUNCH LIST
2024	Conveyors		DC-635 is having plugging and overload problems. Conveyor appears to be undersized. Need resolution.		Disputed by Delta T		$ 45,000	$ 45,000
2025	Dryer		Gas meter to the dryer is reading low by factor of almost 3. Dryer and RTO gas flow meters are not tagged and are not shown on Rev. 5 of P&ID	Calibration Issue; Siemens			$ 300	$ 300
2027	Ferm #1		Ferm #1 has API 650 nameplate replace with appropriate tag	Line Items 2027, 2028 and 2029 have been valued at $300 per tank for eight tanks		Ask O'Donnell for guidance on tagging	$ 800	$ 800
2028	Ferm #2		Ferm #2 does not have nameplate. Install appropriate nameplate. Address Alcohol Tanks as well.	Line Items 2027, 2028 and 2029 have been valued at $300 per tank for eight tanks		Ask O'Donnell for guidance on tagging	$ 800	$ 800
2029	Beerwell		Beerwell does not have nameplate. Install appropriate nameplate.	Line Items 2027, 2028 and 2029 have been valued at $300 per tank for eight tanks		Ask O'Donnell for guidance on tagging	$ 800	$ 800
2031	Mole Sieves	PI-4201	Fusel oil separator VS4204 needs temporary insulation replaced with permanent insulation			Complete	$ 500	$ 500
2032	Mole Sieves	PI-4301	Replace PI-43103, also insulate over exposed electric heat tape.				$ 200	$ 200
2033	Mole Sieves	PI-4301	PSV43183 has all thread on discharge flange				$ 100	$ 100
2034			Process water lines and RO water lines need sweat protection insulation.	Not in Project Scope	Disputed by Delta T		$ 2,000	$ 1,000
2035	Dryer		RV5204 motion switch needs resupport to miss from rubbing on G204beam			Complete	$ 100	$ 100	QPS
2036	Dryer		PT52125 line sensing thermostat is sensing air temperature not line temperature	To be checked		In Progress	$ 100	$ 100
2037	Dryer		Chains at top of several ladders need positive clip, not just hooks				$ 500	$ 500
2038	Dryer		Need chain across stairs with sign "Do not enter while dryer is operating" to prevent access to level 59				$ 150	$ 150

EXHIBIT A
Page 9of 17

NEDAK INTEGRATED PUNCH LIST
2039	Dryer		Replace/relocate removable insulation blanket on the bottom of X-5209 conveyor			In Progress	$ 100	$ 100
2040	Dryer		Repair/replace insulation at steam line connection to header for syrup line to X-5215.			Complete	$ 100	$ 100
2041	Dryer		Replace shaft guard to fan FN-5202			Complete	$ 100	$ 100
2042	Dryer
Steam vapors from DC-615 accumualte in DC-635 and condense and run down DC-635 and drip out the bottom.  Need to isolate DC-615 from DC-635 to avoid this drainage in the summer and to avoid freeze up in the winter.
				Slide Gate is acceptable solution	Disputed by Delta T		$ 2,000	$ 2,000
2044	MP Bldg	PI-2101	Air regulator at PC-2101 needs better support				$ 100	$ 100
2046	MP Bldg	PI-2101	Y-2101 needs support revision - see Ken Prothman for solution		Disputed by Delta T	Investigate, Supports on top of tank 2101	$ 100	$ 100
2047	MP Bldg	Ken	Mandoor from MP to CO2 scrubber is missing handle and latch				$ 400	$ 400
2048	MP Bldg	Ken	Southwest overhead door doesn't close completely			Complete	$ 500	$ 500
2049	MP Bldg	Ken	Seal or insulate walls at door on north end of Ferm Alley	Close up the building	Disputed by Delta T		$ 300	$ 300
2050	MP Bldg	Ken	Remove left over electric strut pad behind PC-3110 CIP pump on floor			Complete	$ 100	$ 100
2051	MP Bldg	Ken	Replace cracked CWR line valve for seal pot on PC-3110			Complete	$ 200	$ 200
2052	MP Bldg	Ken	Seal on input shaft of pump power head on beerwell pump PC-3108				$ 500	$ 500
2053	MP Bldg	Ken	Water from hole in top of BL-3202 is putting water on the motor	Housing Rusting Out			$ 100	$ 100
2054	MP Bldg	Ken	Inlet line on steam skid Z-7601 is leaking				$ 100	$ 100
2055	MP Bldg	Ken	Insulation needed at several spots in Northeast corner of MP bldg by PC-7603	Nedak to review and provide additional detail	Disputed by Delta T		$ 500	$ 500
2057	MP Bldg	Ken	Need insulation on E-7602 dilute caustic heater			Complete	$ 200	$ 200
2058	MP Bldg	Ken	PC-7601 Process Condensate Pump seal on input shaft of power head is bad				$ 300	$ 300

EXHIBIT A
Page 10of 17

NEDAK INTEGRATED PUNCH LIST
2059	MP Bldg	Ken	Pipe support is loose on steam condensate line back of Z-7601			Complete	$ 100	$ 100
2060	MP Bldg	Ken	Replace PI-76281 and 76282 at CIP strainer				$ 200	$ 200
2063	MP Bldg	Ken	Yeast mix tank agitator shaft wobbles more than expected.		Disputed by Delta T		$ 4,000	$ 4,000
2064	MP Bldg	Ken	Only using 400 cfm of AC-7503 with rest venting to atmosphere creating noise issue and wasting energy - incorrect design of compressor capacity	Extend pipe outside; consider muffler				$ 1,000
2067		Ken	Repair chain for main steam valve to MP Bldg in pipe rack.			Complete	$ 100	$ 100
2068		Ken	Need handle on steam condensate line valve in pipe rack where rack splits and goes to boiler house			Complete	$ 50	$ 50
2070	DDE	Ken	Bolts on suction side of PC-4101B are loose			Complete	$ 50	$ 50
2071	DDE	Ken	Need additional support for 3" line from rectifier bottom to beer feed up and behind PC-4101A			Complete	$ 200	$ 200
2072	DDE	Ken	Replace block of wood with pipe support at Z-4103			Complete	$ 200	$ 200
2073	DDE	Ken	Repair leaks on Z-4103				$ 100	$ 100
2074	DDE	Ken	Replace pressure gauge on discharge of PC-7103				$ 100	$ 100
2075	DDE	Ken	Shower on lower floor of DDE does not flow enough water	Possibly clogged; Nedak to flowtest	Disputed by Delta T		$ 100	$ 100
2076	DDE	Ken	Replace PI-45247 and TI-45248 on E-4505 evap cooler				$ 200	$ 200
2077	DDE	Ken	Need pressure stablizers to reduce vibration on PI-43156 and PI-43155 on regen filter lines by PC-4303			Investigate, consider snubber	$ 200	$ 200
2078	DDE	Ken	Provide recirc line from PC-4401 to C-4401 to prevent the pump from deadheading	Not specifed in contract scope	Disputed by Delta T	Nedak to review control system	$ 500	$ 500
2079	Cooling Tower	Ken	Suction pipe is not supported for PC-7101A&B, need to readjust the supports				$ 100	$ 100
2082		Ken	Bolts are loose on the corrosion inhibitor tank electric panel			Complete	$ 50	$ 50

EXHIBIT A
Page 11of 17

NEDAK INTEGRATED PUNCH LIST
2084		Ken	Replace TI-42166 on CO2 line on reflux vent condenser E-4203	$67.65 each			$ 100	$ 100
2085	Boilers	Ken	Need pipe support on condensate line on east wall			Complete	$ 200	$ 200
2089		Ken	Plug leaking on east \end of Z-7302 RO skid				$ 100	$ 100
2090		Ken	Repair oil leaks on top of hammermills at valves and lines		Disputed by Delta T	Investigate	$ 400	$ 400
2091		Ken	Replace missing paddles on DC-610 conveyor			Nedak to estimate quantity	$ 1,000	$ 1,000
2092			Replace gear box on DC-605 - still need drive hub for input shaft pulley	All components received and delivered to Nedak		Complete	$ 200	$ 200
2093	Dryer		DC-635 Gearbox support needs additional support				$ 500	$ 500
2094	Dryer		Dryer Stack test ports are too small (only two inches) and one is not plugged or capped. Ports need to be 4".	Test Ports not required	Disputed by Delta T		$ 400	$ 400
2095	Dryer		Cyclone rotary valves RV-5202 and RV5203 are installed differently and extremely hard to access. One is installed 90 degrees out of normal position.		Disputed by Delta T		$ 1,000	$ 1,000
2096	Dryer		Missing handles on supply manifold for PT-52112, 52135, 52111, 52171, 52121, 52122			Complete	$ 400	$ 400
2097	Dryer		SSL-X5215 flex is a trip hazard. Needs rerouted or protected				$ 200	$ 200
2098	Dryer		CY12-11 ductwork supports are tack welded on to structural steel. “Cyclone to precipitator” Should these be bolted.				$ 400	$ 400
2099			Gas meter to flare is not working				$ 1,000	$ 1,000

EXHIBIT A
Page 12of 17

NEDAK INTEGRATED PUNCH LIST
2100	#23 Install stairs and walkways across the top of the ferms and beerwell. –Sept 9, 2007 Delta-T response was that none of their plants have this	Not in project scope	Disputed by Delta T
Please refer to EPC contract Exhibit A, Section 2, under General where it states the following: "Delta-T will provide access to equipment in accordance with sound engineering and safety practices, including catwalks, platforms and stairs in the Main Process Building for access to the "major" tanks and equipment". - Would not the fermenters and beer well fall into this category?
					$ 75,000	$ 75,000
2101	#25 Reroute grain bin dust collection out of grain bins to keep bins from plugging. – Sept. 9, 2007		Disputed by Delta T			$ -	QPS
2102	#48 Walkway under grain Bins : There is always water standing in the walkway. The drain hole is higher than the rest of the floor. Grind slots in floor for water to drain.		Disputed by Delta T	Investigate	$ 500	$ 500
2103	#94 Install conductivity meter on inlet to condensate collection skid. HAZOP Item #1. Dec. 12, 2007		Disputed by Delta T	Nedak to provide Code reference	$ 2,500	$ 2,500
2105	#155 HAZOP #59 Route signal(s) to the DCS system to alert operators of a grain handling problem. Dec. 12, 2007 Still need to label sensors with grain panel indicators	Investigate	Disputed by Delta T		$ 1,000	$ 1,000
2108	#33) HAZOP item #3 Install guards on condensate skids flex hoses Dec. 12, 2007		Disputed by Delta T	Nedak to provide Code reference	$ 1,200	$ 1,200

EXHIBIT A
Page 13of 17

NEDAK INTEGRATED PUNCH LIST
2109		#34) HAZOP item #4 Install lel/ o2 monitors in first floor of DD&E to detect elevated levels of alcohol and low O2 Dec. 12, 2007		Disputed by Delta T	Nedak to provide Code reference	$ 3,000	$ 3,000
2110		#41) HAZOP item #25 Install a spray shield on top of the filter basket. Dec. 12, 2007	Investigate	Disputed by Delta T		$ 500	$ 500
2111		#53)HAZOP item #48 No positive means to isolate DD&E vapor header hazardous from the non-hazardous vapor header Dec. 12, 2007		Disputed by Delta T	Nedak to provide Code reference	$ 20,000	$ 2,000
2113		#153) Safety railing above control room not installed correctly July 15, 2008. Needs better anchoring.	Nedak's instructions were to allow the handrail to be removable.	Disputed by Delta T	Delta T to consider reinforcing support at the top of the stairwell	$ 500	$ 500
2114		There are under ground fire line valves that are installed at different heights theses need to be raised up so that they are at the same height	Not required by Code	Disputed by Delta T	Investigate, south of wet pad; 4 lines	$ 500	$ 500
2115		DCOL-11 Duct seems to be to high off the steel no support for feet.				$ 2,000	$ 500
2116		When you exit the dryer/rto mcc room to the south there is a trip hazard. Where the French drain was installed. Also this is the emergency exit route with no clear route.	Exit Route is to the left. Delta T to provide Exit Sign	Disputed by Delta T	Grating added	$ 100	$ 100
2117
Building wall insulation is ripped and damaged.  Need to install wall coverings on the inside. The insulation that is installed has a plastic cover on it but this insulation is ripped in many areas where now it is unsightly and has lost it’s ability to keep the insulation from becoming damaged.
			Not included in Scope; Previously Addressed	Disputed by Delta T	DUPLICATE reference 1601	$ 10,000	$ 10,000
2118		Paint all exposed carbon steel on site including handrail and pipe.	Reference 1073, 1437, 1503, 1517, 1530, 2081, 2087			$ 30,000	$ 30,000
Sitework
30	General	Area between DD&E and DD&E MCC room - Area needs to be sloped to keep alcohol away from building.	 ~~Ground is frozen work has not been done~~	Disputed by Delta T	Category: SITE GRADING	$ 12,000	$ 12,000

EXHIBIT A
Page 14of 17

NEDAK INTEGRATED PUNCH LIST
152	Plant Tanks
Concrete containment needs to be poured around the Fermenters and BOP tanks. Just like the containment around the DD&E columns (curbing and sump hole). As per NEDAK's NPDES Permit. Prohibited Discharges 1. The discharge of process wastewater from NEDAK facility is prohibited. Process wastewater is defined as any waste stream generated from the chemical, physical, or biological procedures utilized to produce ethanol from corn. 2. Any spills, leaks, or waste stream shall be immediately reported to the NDEQ.discharges from the NEDAK facility to the on-site storm water retention pond.
				Change Order Pending (Nedak will provide DTC copy of written proposal received for concrete work.) Delta-T is still reviewing.	Disputed by Nedak; Disputed by Delta T	Category: Concrete Spill Containment	$ 43,000	$ 43,000
1409			Rock usage from NEDAK pile for DTC to use through out the plant	Change Order Pending Martin is working on rock quantities and value. No answer yet.	Disputed by Delta T	Category: Rock Landscaping	$ 30,000	$ 30,000
1549			Some of the site ground work may need to be performed sooner than later. Such as on the South side of the main gate , watereways, and the entrance to the storm water pit.	Owner's Scope of Work, Exhibit A.3.9	Disputed by Delta T	See 1600
1600			Storm pond drain pipe and rock needs repair	Owner's Scope of Work, Exhibit A.3.9	Disputed by Delta T	Category: Storm Pond Repair	$ 12,000	$ 12,000
2026	Site		Landscape and spread rock over whole site per design.		Disputed by Delta T	See 1409
2066		Ken	Grade surfaces around BOP tanks so water will drain.		Disputed by Delta T	See 152
2080		Ken	Need retaining wall to maintain access to well pump 7305A manway on east side of MCC for DDE	Not included in Delta T scope of work, reference Exhibit A, Page 41, Site Work	Disputed by Delta T	Category: Retaining Wall	$ 10,000	$ 10,000
3000			Fire Truck Access Road		Disputed by Delta T	Category: Fire Truck Access	$ 30,000	$ 30,000

  EXHIBIT A
Page 15of 17

NEDAK INTEGRATED PUNCH LIST
Record Documents
74	General		Documentation of Testing Results - Documentation needed for PSM compliance; DTC will provide standard turnover package.	Not sure DTC has standard turnover package		Record Documents
74	Plant		Need cal sheets on all instruments that were installed so that replacements can be set up the same		Same as 74	Record Documents
142	General		Drawings - Need sealed drawings by Engineer	To Be given at project end	Resolved pending completion	Record Documents
587	General	General	Make sure DCS graphics, motor controls, control logic actually coincide with what is installed	NEED TO CHECK OUT YET BEFORE Closing - Dryer, RTO , Boiler not Hooked to DCS yet. System to be checked out when commissioning		Record Documents; Delta T to consider havings Siemens on site for software updates
916	General		Confirm weight packages on all field erected vacuum breakers	Have not received documentation on weight packages for psv valves		Record Documents
956	Yeast Prop tank
install a new 12" vacuum breaker to replace the existing 8" on the yeast prop tank to replace PSV31117. We should also consider setting the vacuum rating on this new 12" relief devise to 2" wc vs 4" wc Procure 20" manway vacuum breaker. Reset existing 8" vacuum breaker.
				No documentation or up dated drawings on the yeast prop		Record Documents
1373			meet as built requirements per the contract			Record Documents
1397	Plant
QA / QC report on testing of pipes thru out the plant. Per Delta-T's EQ-100-04 Quality Assurance states that the piping installation  & testing will conform to 1. ASME B31.1, 2. ASME B31.3, 3. ASME B31.4, 4. ASME B31.8, 5. International build code. 6. AWS, 7. OSHA
				There has already been 1 pipe fitting blow off of a steam header and 1 off of the condensate header because of faulty installation.	Jeff working on getting report	Record Documents
1545	Grains		Please provide Sequence of Operation which accurately represents what has been provided.			Need SOP
2106			#158 HAZOP #62 Confirm RTO to Delta-T interfaces with DCS, etc Still missing control logic for interfacing.			Record documents

EXHIBIT A
Page 16of 17

NEDAK INTEGRATED PUNCH LIST
2107		#29) Need P&ID drawings of grain system and standard operation procedures. Nov. 19, 2007		Record documents

3001	Scrubber	Low Point Drains on Scrubber Duct need to be provided with drain recievers			$ 2,000
3002	Exterior Tanks	Manway bolts on Tanks are corroding; Need to be non-corroding			$ 1,000
3003	Dryer	Conduit El Covers are missing below Conveyor 605			$ 50
3004	Dryer	Zero Speed Switch X5204 does not display on DCS Screen			$ 300
3005	Control Room MCC	Air Conditioner in MCC above control room has insufficient capacity			$ 5,000
3006	Fermentation	Beer Mash Heat Exchanger is not per design	Per email of June 17, TRV to Cliff		$ 40,000
3007	Fermentation	Mash Cooler Heat Exchanger is not per design	Per email of June 17, TRV to Cliff		$ 20,000
3008		Pump configurations do not protect pumps from dead heading	Duplicate of 2078
3009

EXHIBIT A
Page 17of 17

EXHIBIT B

EXCEPTED PUNCHLIST WORK TO BE COMPLETED BY DELTA-T

A.	Emissions Equipment

1.	CO2 Scrubber — initial modifications have been installed and are awaiting final corrections arising from a recent event and subsequent final testing.

2.	RTO Stack — any required modifications and Emissions Re-Testing

B.	Urgent Punchlist Work and/or Services

1.	Item 2007 — Delivery of replacement air valve by Delta-T for installation by Nedak

2.	Item 2015 - Delivery of flex joint FLXS-14 on dryer by Delta-T for installation by NEDAK

Items 3 and 4, below, are, or may be in dispute between the parties. All parties reserve all rights relating thereto. NEDAK reserves all rights to commence appropriate legal proceedings regarding such items if amicable resolution cannot be achieved. However, any such disputes shall not be a condition which may result in NEDAK drawing on the Extended LOC.

3.	Item 2115 — Completion of dryer duct support by Delta-T

4.	Items 74, 142, 587, 916, 956, 1373, 1397, 1545, 2106, 2107 Record documents to include Electric Inspector Report, updated drawings for Atkinson and the design drawing provided by ITAC to O’Neill

EXHIBIT C

REMEDIAL EMISSIONS WORK

For CO2 Scrubber

A.	Schedules.

1.           CO2 Scrubber.

Task	Completion Date
(a) Delta-t submits alternate proposals for specific tasks relating to Remedial Emissions Work	Completed
(b) Delta-T commences work on Remedial Emissions Work	Completed
(c) Delta-T completes all Remedial Emissions Work.	Completed
(d)  Delta-T conducts scrubber and other necessary emissions testing of the plant facilities to determine compliance by the plant with all NDEQ Standards and those standards and requirements set forth in this exhibit.
September 25, 20091
(e) NDEQ acknowledges that the plant meets all NDEQ standards.	See #3 below.

2.           RTO Stack. Changes and emissions testing shall be completed no later than September 25, 2009.1

3.           (a) Provided that testing results referenced in A(1)(d) and paragraph 2, above, preliminarily indicate compliance by the plant with all NDEQ standards and those standards and requirements set forth in this Exhibit C, Delta-T shall cause its contracted testing engineer promptly to complete all calculations, verifications and other work necessary for formal submittal of the test results to NDEQ (“NDEQ Document Package”). Thereafter, Delta-T and NEDAK shall promptly work together to submit the Delta-T engineer NDEQ Document Package to NDEQ for its review (“NDEQ Document Submission Date”).

(b) If, but only if, the NDEQ Document Package indicates compliance by the plant with all NDEQ Standards and those standards set forth in this Exhibit C, then the “step down” reduction in the face amount of the Extended LOC as contemplated under paragraph 2(e) of Amendment No. 3 shall be submitted by NEDAK to reduce the face amount of the Extended LOC to $1,500,000 effective with the later to occur of (i) five (5) operational days subsequent to the completion of all emissions testing presently contemplated to occur commencing September 16, 2009, or (ii) the NDEQ Document Submission Date, provided however, that such reduction in Extended LOC shall not occur on such date if and to the extent that either unsatisfied Delta-T lien claims or potential Delta-T lien claims remain outstanding. For purposes of this subparagraph, “potential lien claims” shall mean any subcontractor, supplier, equipment maker

1 This date shall be automatically extended if and to the extent that the plant has an upset condition, infection, or other event outside the control of Delta-T Corporation that affects its ability to conduct the planned emissions tests.

or materialmen having a claim in excess of $70,000, and who still possesses rights to assert a lien claim under Nebraska statutory lien law.

(c)           Delta-T and NEDAK shall allow NDEQ no more than forty-five (45) days from the date of NDEQ Document Submission Date for NDEQ to review and accept or reject the NDEQ Document Package. If NDEQ within such forty-five (45) day period neither accepts or rejects the NDEQ Document Package, such non-action shall be deemed acceptance by NDEQ for purposes of this Amendment No. 3, and NEDAK shall have no further rights to draw on the Extended LOC arising from Remedial Emissions Work.

(d)           Upon any rejection or disapproval by NDEQ of the NDEQ Document Package, the terms and conditions set forth in paragraph 2(e) of this Amendment No. 3 shall be applicable. Any further subsequent corrections of any emissions deficiencies performed by Delta-T pursuant to paragraph 2(e) shall proceed through the same process and procedures as set forth in Amendment No. 3 and this Exhibit C for re-testing and resubmission of a revised NDEQ Document Package to NDEQ.

B.	Additional testing requirements/standards for the plant relating to Remedial Emissions Work on the Emissions Equipment set forth in Exhibit B (A).

1.           Denatured ethanol shall meet specifications for fuel ethanol per ASTM D4806-04 while meeting all NDEQ emission limitations consistent with the NDEQ Permit.

2.           All parties shall confirm in writing that zero process water discharge exists while meeting all NDEQ emissions limitations.

3.           Chemicals added to the CO2 scrubber during any plant emissions testing for compliance with NDEQ standards, shall be at the minimum amount necessary to achieve all NDEQ Standards with a fully operational and functioning ethanol plant while meeting all standards set forth in subparagraph B(1), above.

EXHIBIT D

IN THE DISTRICT COURT OF DOUGLAS COUNTY, NEBRASKA

DELTA-T CORPORATION, ) ) Plaintiff, ) ) v. ) ) NEDAK ETHANOL, LLC and ) AGCOUNTRY FARM CREDIT ) SERVICES, ) ) Defendant. )	DOC. 1096 827 STIPULATION AND DISMISSAL PARTIALLY WITH AND PARTIALLY WITHOUT PREJUDICE

THE PARTIES by and through their respective attorneys hereby stipulate and agree that the above captioned action shall be dismissed without prejudice, that the Temporary Restraining Order previously issued by the Court on or about June 25, 2009, shall be dissolved and removed, any bond or payment related thereto exonerated, and each party shall pay its own fees and costs, and completed record waived, subject to the following provisions:

(1)           The dismissal without prejudice to claims solely between NEDAK and Delta-T shall permit NEDAK and Delta-T only to initiate further claims in the future with a fact finder solely in the events that either (a) either party alleges, subsequent to the execution of this stipulation, that the other party breached the terms and conditions of Amendment No. 3 dated , 2009 or (b) NEDAK draws on the Extended LOC referenced in such Amendment No. 3 and Delta-T asserts claims that NEDAK wrongfully or improperly drew on such Extended LOC. Except as stated this dismissal shall be with prejudice.

(2)           This dismissal shall be with prejudice as to Plaintiff’s third cause of action against Defendant AgCountry Farm Credit Services for unjust enrichment.

Respectfully submitted,

NEDAK Ethanol, LLC

By:  _________________________________
Thomas H. Dahlk (#15371)
Victoria H. Buter (#23841)
Husch Blackwell Sanders, LLP
1620 Dodge Street, Suite 2100
Omaha, Nebraska 68102
Phone: (402) 964-5000
Fax:  (402) 964-5050
tom.dahlk@huschblackwell.com
vicki.buter@huschblackwell.com

Delta-T Corporation

By: ___________________________________
Terry R. Wittler, #15584
Richard P. Jeffries, #20089
CLINE, WILLIAMS, WRIGHT, JOHNSON
 & OLDFATHER, L.L.P.
One Pacific Place
1125 South 103rd Street, Suite 320
Omaha, Nebraska 68124

AND
AgCountry Farm Credit Services
David W. Schiffrin, Washington State Bar
Asociation #650, Admitted Pro Hac Vice
Schiffrin Olson Schlemlein & Hopkins
1601 Fifth Avenue, Suite 2500
Seattle, WA 98101
Phone:  (206) 448-8100
Fax:  (206) 448-8514
By: _________________________________ Joshua C. Dickinson #23700 Thomas C. Anschultz, #23103 Spencer Fane Britt & Browne LLP 9420 Underwood Avenue Suite 200 Omaha, NE 68114-6608

This stipulation and agreements between the parties are hereby so ordered.

DATED THIS  _______ day of  __________________, 2009.

BY THE COURT:

__________________________________________
Thomas a. Otepka
District Judge

APPROVED AS TO FORM AND CONTENT:

____________________________________
Terry R. Wittler, #15584
Richard P. Jeffries, #20089
CLINE, WILLIAMS, WRIGHT,
JOHNSON & OLDFATHER, L.L.P.
One Pacific Place
1125 South 103rd Street, Suite 320
Omaha, Nebraska 68124
Counsel for Plantiff

____________________________________
David W. Schiffrin (admitted pro hac vice)
Thomas H. Dahlk, #15371
Victoria H. Buter, #23841
Husch Blackwell Sanders LLP
1620 Dodge Street
Suite 2100
Omaha, NE 68102
Counsel for Defendant NEDAK Ethanol, LLC

____________________________________
Joshua C. Dickinson #23700
Thomas C. Anschutz, #23103
Spencer Fane Britt & Browne LLP
9420 Underwood Avenue
Suite 200
Omaha, NE 68114-6608
Counsel for Defendant AgCountry Farm Credit Services